Exhibit 10.3

AMENDMENT NO. 1 TO MARTINEZ STORAGE SERVICES AGREEMENT
This Amendment No. 1 to Martinez Storage Services Agreement (this “Amendment”), dated as of April 23, 2018, but effective as of November 21, 2016, is made and entered into by and between Tesoro Refining & Marketing Company LLC, a Delaware limited liability company (“TRMC”), and Tesoro Logistics Operations LLC, a Delaware limited liability company (“TLO”). Each signatory hereto is referred to herein as a “Party” and collectively as the “Parties”.
RECITALS:

WHEREAS, on November 21, 2016, the Parties entered into that certain Martinez Storage Services Agreement (the “Martinez Storage Agreement”) pursuant to which the Parties agreed that TLO would provide to TRMC certain tank storage services as set forth in the Martinez Storage Agreement; and

WHEREAS, the Parties desire to amend the Martinez Storage Agreement to provide TLO with a conditional option to extend the Initial Term of the Martinez Storage Agreement, as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.    AMENDMENT
The following definition is added into the Definitions in Section 1:
“Renewal Period” has the meaning set forth in Section 4.
Section 4, TERM, of the Martinez Storage Agreement is hereby superseded and replaced by the following Section 4:
4.    TERM
The initial term of this Agreement shall commence on the Commencement Date and shall continue through November 21, 2026 (the “Initial Term”); provided, however, that the Initial Term may be extended as follows:
(a)    TRMC may, at its option, extend the Initial Term for up to two (2) renewal terms of five (5) years each (each, a “Renewal Period”) by providing written notice of its intent to TLO no less than twenty-four (24) calendar months prior to the end of the Initial Term or the then-current Renewal Period.
(b)    If TRMC has not provided written notice of its intent to extend the Initial Term for the first Renewal Period pursuant to clause (a) above, TLO may, at its option, provide written notice to TRMC no less than ninety (90) days prior to the end of the Initial Term to extend the Initial Term for an additional two (2) years (an “Extension Period”).
(c)    The Initial Term, and any Renewal Period or Extension Period shall be referred to herein as the “Term.” Without limitation on the provisions of Section 22, upon expiration of the Term the Parties shall meet and use good faith efforts to reach agreement (without any obligation on the part of either party to reach such agreement) regarding a new agreement for storage services at the Storage Facility.

2.    MISCELLANEOUS
(a)    Other than as set forth above, the Martinez Storage Agreement shall remain in full force and effect as written.

(b)    Except as otherwise provided herein, all costs and expenses (including legal and financial advisory fees and expenses) incurred in connection with, or in anticipation of, this Amendment and the transactions contemplated hereby shall be paid by the Party incurring such expenses.

(c)    This Amendment and the legal relations between the Parties shall be governed by and construed in accordance with Section 30(a) of the Martinez Storage Agreement.

(d)    This Amendment constitutes the entire agreement between the Parties pertaining to the subject matter hereof, and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.

(e)    This Amendment may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement. Either Party’s delivery of an executed counterpart signature page by facsimile (or electronic .pdf format transmission) is as effective as executing and delivering this Amendment in the presence of the other Party. No Party shall be bound until such time as all of the Parties have executed counterparts of this Amendment.

(f)    This Amendment is solely for the benefit of the Parties and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Amendment.

(g)    The invalidity or unenforceability of any term or provision of this Amendment in any situation or jurisdiction shall not affect the validity or enforceability of the other terms or provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction and the remaining terms and provisions shall remain in full force and effect, unless doing so would result in an interpretation of this Amendment that is manifestly unjust.

[Signatures of the Parties follow on the next page.]

IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment as of the date first written above.

TESORO LOGISTICS OPERATIONS LLC		TESORO REFINING & MARKETING COMPANY LLC

By:	/s/ STEVEN M. STERIN	By:	/s/ GREGORY J. GOFF

	Steven M. Sterin		Gregory J. Goff
	President and Chief Financial Officer		President

Signature Page to Amendment No. 1 to Martinez Storage Services Agreement

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